                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

          EMPLOYMENT AGREEMENT (this "Agreement"), dated as of March 1, 2001
     (the "Effective Date"), between AMERICAN CAPITAL ACCESS SERVICE
     CORPORATION, a Wyoming corporation ("Service"), AMERICAN CAPITAL ACCESS
     HOLDINGS, INCORPORATED, a Wyoming corporation ("Holdings"), ACA FINANCIAL
     GUARANTY CORPORATION, a Maryland corporation ("Financial," and, together with Holdings and Service, the "Company") and EDWARD U. GILPIN (the
     "Executive").

          Pursuant to that certain Management Service Agreement, dated September
24, 1997, Service provides a broad range of administrative and business services to Financial. Financial is in the business of providing financial guaranty insurance and specialized surety products.

          Service desires to employ the Executive and Financial and Holdings desire to lease from Service the Executive's services as an officer and employee, and the Executive desires to accept such employment.

          Accordingly, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are mutually acknowledged, the Company and the Executive agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person specified. Unless the context otherwise requires, the terms "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

          (b) "Base Salary" means the salary provided for in Section 4 or any increased salary granted to the Executive pursuant to Section 4.

          (c) "Board" means the Board of Directors of Holdings.

          (d) "Cause" means:

               (i) the Executive is convicted of a felony; or

               (ii) the Executive engages in conduct that constitutes gross neglect or gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Company; provided, however, that this clause (ii) shall not apply

to any conduct by the Executive if the Executive believed in good faith that such conduct was in, or not opposed to, the best interests of the Company.

          (e) "Change of Control" means the occurrence of any of the following events after the Effective Date:

               (i) any Person (other than those Persons in control of Holdings as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of Holdings, or a corporation owned directly or indirectly by the stockholders of Holdings in substantially the same proportions as their ownerships of stock of Holdings) becomes the Beneficial
Owner, directly or indirectly, of securities of Holdings representing fifty percent (50%) or more of the combined voting power of Holding's then outstanding securities; or

               (ii) during any period of two (2) consecutive years (not
including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director, whose election by Holding's stockholders was approved by a vote of at least two-thirds
(2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

               (iii) any Person is or becomes able to elect a majority of the members of the Board; or

               (iv) the stockholders of Holdings approve: (i) a plan of complete liquidation of Holdings; (ii) an agreement for the sale or disposition of all or substantially all of Holding's assets; or (iii) a merger, consolidation, or reorganization of Holdings with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of Holdings outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of Holdings (or such surviving entity)
outstanding immediately after such merger, consolidation, or reorganization.

However, in no event shall a "Change in Control" be deemed to have occurred, with respect to the Executive, if Executive is part of a purchasing group that consummates the Change-in-Control transaction. Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except for: (i)
passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of an equity interest in the purchasing company or group that is otherwise not significant, as determined prior to the Change in
Control by a majority of the non-employee continuing directors of Holdings).

          (f) "Claim" means any claim, demand, request, investigation, dispute, controversy, threat, discovery request or request for testimony or information.

          (g) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a particular section of the Code shall include any provision that modifies, replaces or supersedes such section.

          (h) "Common Stock" means Common Stock, par value $0.01 per share, of
Holdings.

          (i) "Constructive Termination" means a termination by the Executive of his employment with the Company on written notice given to the Company within
200 days following the date on which he learns of the occurrence, without his prior written consent, of any of the following events, if the Company shall have failed to cure such event within twenty (20) days following receipt of written notice from the Executive of a request to cure such event:

               (i) a reduction in his then current Base Salary or in his target bonus opportunity pursuant to Section 5;

               (ii) a failure to timely grant, or timely honor, any equity award under Section 6(a) of the Agreement or a material breach of the Company's obligations under this Agreement, the Option Agreement or the Subscription
Agreement;

               (iii) the termination of, or a reduction in, any material
employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction applying to all executive officers of the Company which has been approved by the Board);

               (iv) the failure to elect or reelect him to any of the positions described in Section 3 or the removal of him from any such position;

               (v) a material change in the Executive's positions, titles or responsibilities with the Company (other than as a result of a promotion) as set forth in Section 3 of this Agreement or any action by the Company which results in a material diminution in the authority of Executive, excluding for this purpose, changes to the individuals, groups, positions or divisions which report to the Executive;

               (vi) the relocation of the Company's principal office, or of his own office as assigned to him by the Company, to a location outside of
Manhattan, New York;

               (vii) the failure of the Company to obtain the assumption in writing of its obligation to fully perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction;

               (viii) a material breach by the Company of any or all of the representations made by the Company herein or in Section 17 of the Option
Agreement;

               (ix) the failure of the Executive to report directly to Michael
E. Satz or his successor as Chief Executive Officer of the Company; or

               (x) the termination of Michael Satz's employment with the Company by the Company, without Cause or by Michael Satz as a result of a Constructive
Termination.

          (j) "Disability" means the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement for a period of 180 consecutive days as determined by an approved medical doctor. For this purpose an "approved medical doctor" means a medical doctor mutually selected by the Executive and the Company. If the
Executive and the Company cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

          (k) "Note" means the promissory note executed by the Executive in favor of Holdings in connection with the loan by Holdings of $250,000 to the
Executive for the purpose of purchasing Common Stock of Holdings pursuant to the
Subscription Agreement.

          (l) "IPO" means the consummation of an initial public offering of shares of stock of Holdings, Service or Financial, or shares of stock of any
Person to which the assets of Holdings, Service or Financial are sold, assigned, conveyed or otherwise transferred for the purposes of consummating such initial public offering.

          (m) "Option Agreement" means the Option Agreement, dated as of the date hereof, by and between the Executive and Holdings.

          (n) "Parties" means the Company and the Executive.

          (o) "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan or other person or entity.

          (p) "Proceeding" means any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate or other.

          (q) "Pro-Rata Annual Incentive Award" means an amount equal to the product obtained by multiplying (i) the Executive's target annual incentive award set forth in Section 5 for the year during which his employment hereunder terminates (with such award deemed to be no less than the greater of (x) the target annual incentive award for such year pursuant to Section 5 or (y) the actual annual incentive award of the Executive in the prior year of employment hereunder) times (ii) a fraction, the numerator of which is the number of days on which the Executive was employed by the Company during such year and the denominator of which is 365.

          (r) "Subscription Agreement" means the subscription agreement by and between the Executive and Holdings in connection with the purchase by the
Executive of $250,000 of Common Stock of Holdings.

          (s) "Subsidiary" of any company means any corporation of which such company beneficially owns, directly or indirectly, more than 50% of the Voting
Stock,

measured either by number of shares and other voting securities or by number of votes entitled to be cast.

          (t) "Term of Employment" means the period specified in Section 2.

          (u) "Termination Date" means the date on which the Executive's employment hereunder terminates in accordance with this Agreement.

          (v) "Voting Stock" means issued and outstanding capital stock or other securities of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect, in the case of a corporation, the directors of such corporation and, in the case of any other entity, the corresponding governing Person(s).

     2. Term of Employment. The Company agrees to employ the Executive under this Agreement, and the Executive accepts such employment, for the Term of
Employment. The Term of Employment shall commence on the Effective Date and shall end on the third anniversary thereof. On the third anniversary of the
Effective Date, and on every successive one year anniversary thereafter, the
Term of Employment shall automatically be renewed for one year unless either
Party provided the other Party with twelve-months' advance written notice of that Party's desire that the Term of Employment should terminate.
Notwithstanding the foregoing, the Term of Employment may be earlier terminated, but only in strict accordance with the provisions of Section 9.

     3. Positions, Duties and Responsibilities. (a) During the Term of
Employment, the Executive shall be employed as the Chief Financial Officer and
Executive Vice President of each of Holdings, Service, and Financial, and shall perform such duties and exercise such powers as are incident to such offices.
The Executive, in carrying out his executive duties under this Agreement, shall report to the Chief Executive Officer of such companies.

          (b) Notwithstanding anything herein to the contrary, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, including political activities, and (iii)
managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities as the Company's Chief Financial Officer and Executive Vice
President.

     4. Base Salary. Commencing as of the Effective Date, the Executive shall be paid an annualized Base Salary of $300,000. Such Base Salary shall be payable at intervals in accordance with the regular payroll practices of the Company applicable to senior executives but no less frequently than monthly. The Base
Salary shall be reviewed no less frequently than annually during the Term of
Employment for increases. The Base Salary shall not be decreased at any time, or for any purpose, during the Term of Employment (including, without limitation, for the purpose of determining benefits due under Section 9).

     5. Annual Incentive Awards. The Executive shall be eligible for an annual incentive bonus award from the Company in respect of each calendar year ending during the Term of Employment. The Executive's target annual incentive bonus amount for each such

year shall be an amount equal to one-hundred percent (100%) of his annualized
Base Salary for such year and his actual bonus amount for each such year shall be determined based on criteria determined by the Company; provided, however, the Executive's minimum and maximum annual incentive bonus awards for each such year shall be fifty-percent (50%) and two-hundred percent (200%), respectively, of such annualized Base Salary; and provided, further, that the Executive's annual incentive bonus award for 2001 shall be no less than $200,000. The
Executive shall receive his annual incentive award payment in respect of any year no later than the 60th day following the end of the preceding calendar year.

     6. Long-Term Incentive Awards; Loan and Common Stock Purchase. (a)
Long-Term Incentive Awards. Simultaneously herewith, Holdings has granted to the
Executive options to acquire 24,580 shares of Common Stock of Holdings (the
"Options"). Such grant of the Options and the terms and conditions of such grant are set forth in the Option Agreement, and such number of shares is subject to adjustment as provided in the Option Agreement. The Executive shall be eligible for other or additional long-term incentives in the discretion of the Board.
Such other or additional incentive awards shall be on a level, and on terms and conditions, that are commensurate with his positions and responsibilities at the
Company and appropriate in light of corresponding incentive awards to other senior executives of the Company.

          (b) Loan and Common Stock Purchase. Holdings shall loan the Executive
$250,000 for the purchase of Common Stock of Holdings. The terms and conditions of such loan are set forth in the Note and the terms and conditions of the purchase of the Common Stock are forth in the Subscription Agreement.

     7. Other Benefits. (a) Employee Benefits. During the Term of Employment,
the Executive shall participate in all employee benefit plans, programs and arrangements made available generally to the Company's senior executives or to its employees, including, without limitation, profit-sharing, savings (qualified and non-qualified) and other defined contribution retirement plans or programs, medical, dental, hospitalization, vision, short-term and long-term disability and life insurance plans or programs, accidental death and dismemberment protection, travel accident insurance, and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans or programs that supplement the above-listed types of plans or programs, whether funded or unfunded; provided, however, that nothing in this
Agreement shall be construed to require the Company to establish or maintain any such plans, programs or arrangements, except for family medical, dental and hospitalization insurance providing coverage, at no cost to the Executive, which shall be required benefit plans for the Executive.

          (b) Perquisites. During the Term of Employment, the Executive shall participate in all fringe benefits and perquisites available to senior executives of the Company at levels, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company. The
Executive shall also receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide.

          (c) Vacation. During the Term of Employment, the Executive shall be entitled to vacation in accordance with the reasonable practices of the Company.

     8. Reimbursement of Business and Other Expenses. (a) The Executive is
authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all such expenses, subject to documentation in accordance with reasonable policies of the Company.

          (b) The Company shall promptly reimburse the Executive for any and all reasonable expenses (including, without limitation, attorneys' fees and other charges of counsel) incurred by him in connection with the negotiation and documentation of this Agreement and the Executive's other employment arrangements with the Company (including, without limitation, those arrangements referred to in Section 6 hereof).

     9. Termination of Employment. (a) Termination Due to Death. In the event that the Executive's employment hereunder is terminated due to his death, his estate or his beneficiaries (as the case may be) shall be entitled to the following:

               (i) Base Salary through the date of his death and for an
additional 90 days thereafter;

               (ii) a Pro-Rata Annual Incentive Award for the year in which his death occurs, payable in a lump sum promptly after his death;

               (iii) immediate vesting of all Company stock options, with such options remaining exercisable for the remainder of their stated terms;

               (iv) a lump sum payment in respect of all accrued but unused vacation days at his Base Salary rate in effect on the Termination Date, payment of any other amounts earned, accrued or owing to the Executive but not yet paid and receipt of other benefits in accordance with applicable plans and programs of the Company (the "Standard Benefit"); and

               (v) continued participation for one year for each of the
Executive's dependents in all medical, dental, hospitalization and other employee welfare benefit plans, programs and arrangements in which such dependent was participating as of the date of the Executive's death, on terms and conditions no less favorable than those applying on such date and with COBRA benefits commencing thereafter.

          (b) Termination Due to Disability. In the event that the Executive's employment hereunder is terminated due to Disability, he shall be entitled to the following:

               (i) continuation of Base Salary until commencement of long-term disability payments;

               (ii) a Pro-Rata Annual Incentive Award for the year in which his employment terminates, payable in a lump sum promptly following the Termination
Date;

               (iii) immediate vesting of all Company stock options, with such options remaining exercisable for the remainder of their stated terms;

               (iv) the Standard Benefit; and

               (v) continued participation for one year for the Executive and each of his dependents in all Company medical, dental, hospitalization and life insurance coverages and in all other Company employee welfare benefit plans, programs and arrangements.

No termination of the Executive's employment for Disability shall be effective unless the Party terminating his employment first gives 15 days written notice of such termination to the other Party.

          (c) Termination by the Company for Cause.

               (i) No termination of the Executive's employment hereunder by the
Company for Cause shall be effective unless the provisions of this Section
9(c)(i) shall have been fully complied with. Prior to any termination by the
Company for Cause, the Executive shall be given written notice by the Board of the intention to terminate him, such notice (A) to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based and (B) to be given no later than 180 days after the Board first learns of such circumstances. The Executive shall have 15 days after receiving such notice in which to cure such grounds, to the extent such cure is possible. If he fails to cure such grounds, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 20 days of his receiving such notice, provided that he requests such hearing within
15 days of receiving such notice. If, within five days following such hearing, the Board gives written notice to the Executive confirming that, in the judgment of at least two-thirds of the members of the Board, Cause for terminating his employment on the basis set forth in the original notice exists, his employment with the Company shall thereupon be terminated for Cause, subject to de novo review, at the Executive's election, through arbitration in accordance with
Section 15. In the event any such arbitration shall determine that Cause did not exist for the termination of the Executive's employment, his employment shall be deemed to have been terminated without Cause for purposes of determining his rights under this Agreement and any other applicable agreements, but he shall in no event be entitled to reinstatement of his employment.

               (ii) In the event that the Executive's employment hereunder is terminated by the Company for Cause in accordance with Section 9(c)(i), he shall be entitled to the following:

                    (A) Payment of Base Salary through the Termination Date; and

                    (B) the Standard Benefit.

          (d) Termination Without Cause; Constructive Termination by the
Executive. In the event that the Executive's employment hereunder is terminated by the Company, other than due to Disability in accordance with Section 9(b) or for Cause in accordance with Section 9(c)(i), or in the event of the Executive's termination of his employment as a result of a Constructive Termination, the
Executive shall be entitled to:

               (i) payment of Base Salary through the Termination Date;

               (ii) a Pro-Rata Annual Incentive Award for the year in which the
Executive was terminated, payable in a lump sum promptly following the
Termination Date;

               (iii) subject to Section 9(h), a prompt lump-sum severance payment equal to the sum of (x) the Executive's annual Base Salary on the
Termination Date, and (y) the Executive's target annual incentive award as set forth in Section 5 for the year during which his employment hereunder terminates
(with such award deemed to be equal to seventy-five percent (75%) of the
Executive's annual Base Salary at the time of such termination);

               (iv) immediate vesting of all Company stock options, with such options remaining exercisable in accordance with the terms of the applicable grant documents;

               (v) Continued participation for the Executive and each of his dependents in all Company medical, dental, hospitalization and life insurance coverages and all other Company welfare benefit plans, programs and arrangements until the earlier of (x) one year from the Termination Date or (y) the date the
Executive receives equivalent coverage and benefits from a subsequent employer;
and

               (vi) the Standard Benefit.

          (e) Voluntary Termination. In the event that the Executive terminates his employment with the Company on his own initiative, other than by death, for
Disability or by a Constructive Termination, he shall have the same entitlements hereunder as provided in Section 9(c)(ii) in the case of a termination by the
Company for Cause. A voluntary termination under this Section 9(e) shall be effective upon written notice to the Company and shall not be deemed a breach of this Agreement.

          (f) Benefit Plans. In the event that the Executive, or any of his dependents, is precluded from continuing full participation in any employee benefit plan, program or arrangement as provided in Sections 9(a)(v), 9(b)(v) or
9(d)(v), the Executive shall be provided with the after-tax economic equivalent of any benefit or coverage foregone. For this purpose, the economic equivalent of any benefit or coverage foregone shall be deemed to be the total cost to the
Executive or any of his dependents of obtaining such benefit or coverage by himself on an individual basis. Payment of such after-tax economic equivalent shall be made quarterly in advance, without discount.

          (g) No Mitigation or Offset. In the event of any termination of the
Executive's employment with the Company, the Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the
Company under this Agreement, and there shall be no offset against amounts due the Executive under this Agreement on account of (A) any claim that the Company or any of its shareholders or Affiliates may have against him or (B) any remuneration or other benefit earned or received by the Executive after such termination except as specifically provided in Section 9(d)(v). Any amounts due under this Section 9 or under Section 10(b) are considered to be reasonable by the Company and are not in the nature of a penalty.

          (h) Certain Terminations. The Executive shall not be entitled to receive the payment specified in Section 9(d)(iii) hereof if the termination of his employment with the Company constitutes a Run-Off Termination under this
Section 9(h). For purposes hereof, a "Run-Off Termination" shall mean a termination of the Executive's employment with the Company prior to March 1,
2004, following a vote of the Board to cease ongoing business activities and to commence winding up the Company's affairs; provided, however, that a termination of the Executive's employment shall not constitute a Run-Off Termination unless, in addition, one or more of the following three clauses shall apply:

               (i) the termination of the Executive's employment occurs on or after March 1, 2002 and prior to March 1, 2003, and Financial was not profitable on a statutory basis for the fourth fiscal quarter of 2001 (i.e., Financial's net income for the year ending December 31, 2001 shall not exceed its net income for the three quarters ending September 30, 2001, as reported in each case on line 16 (column 1) of its Underwriting and Investment Exhibit Statement of
Income as presented in its Annual Statement and Quarterly Statement, respectively, filed with the Maryland Insurance Administration); provided, however, that in determining such profitability, the amounts reflected on such
Statements shall be adjusted to exclude any items attributable to liabilities incurred prior to the Effective Date;

               (ii) the termination of the Executive's employment occurs on or after March 1, 2003 and prior to March 1, 2004, and Holdings earned a return on equity of less than 8% for fiscal year 2002, as determined under Generally
Accepted Accounting Principles, but without taking into account any items attributable to liabilities incurred prior to the Effective Date; or

               (iii) the termination of the Executive's employment occurs within one hundred twenty (120) days after a downgrade by Standard and Poor's
Corporation of Financial's financial strength rating to below the "A"ratings category because Standard and Poor's Corporation determined that the Company's capital was inadequate to maintain the "A" ratings category as a result of the
Company's failure to renew or replace any of the soft capital reinsurance facilities currently in force with Zurich Reinsurance (North America, Inc.) and
Ace American Insurance Company.

     10. Change of Control. In the event that a Change of Control or an IPO occurs during the Term of Employment, then (i) all amounts, entitlements and benefits, including, but not limited to, all Company stock options, shall thereupon become fully vested and nonforfeitable; and (ii) the Executive shall have the continued right to exercise each outstanding stock option, including, without limitation, any portion of the Executive's stock options vesting prior to or upon such Change of Control or IPO, to the extent permitted by the applicable plan or, if more favorable to the Executive, grant document. In the event that holders of Common Stock receive cash, securities or other property in respect of their Common Stock in connection with a Change of Control transaction, the Company shall enable the Executive (if he so elects) to exercise any stock option at a time and in a fashion that will entitle him to receive in exchange for any shares thus acquired, the same consideration as is received in such Change of Control transaction by other holders of Common Stock.
Notwithstanding the foregoing, nothing in this Section 10(a) shall in any way limit the Executive's rights under Section 9 with respect to any stock option upon a termination of his employment.

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     11. Indemnification. (a) The Company agrees that (i) if the Executive is made a party, or is threatened to be made a party, to any Proceeding by reason of the fact that he is or was a director, officer, employee, agent, manager, consultant or representative of the Company or is or was serving at the request of the Company or any of its Affiliates as a director, officer, member, employee, agent, manager, consultant or representative of another Person or (ii)
if any Claim is made, or threatened to be made, that arises out of or relates to the Executive's service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Holding's certificate of incorporation, bylaws or Board resolutions or, if greater, by the laws of the
State of Wyoming, against any and all costs, expenses, liabilities and losses
(including, without limitation, attorney's fees, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the
Executive even if he has ceased to be a director, member, employee, agent, manager, consultant or representative of the Company or other Person and shall inure to the benefit of the Executive's heirs, executors and administrators. The
Company shall advance to the Executive all costs and expenses incurred by him in connection with any such Proceeding or Claim within 15 days after receiving written notice requesting such an advance. Such notice shall include, to the extent required by applicable law, an undertaking by the Executive to repay the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses.

          (b) Neither the failure of the Company (including the Board, independent legal counsel or stockholders) to have made a determination in connection with any request for indemnification or advancement under Section
11(a) that the Executive has satisfied any applicable standard of conduct nor a determination by the Company (including the Board, independent legal counsel or stockholders) that the Executive has not met any applicable standard of conduct, shall create a presumption that the Executive has not met an applicable standard of conduct.

          (c) During the Term of Employment and for a period of six years thereafter, the Company shall keep in place a directors and officers' liability insurance policy (or policies) providing comprehensive coverage to the Executive equal to at least the greater of (i) $5,000,000 per year and (ii) the coverage that the Company provides for any other present or former senior executive or director of the Company.

     12. Assignability; Binding Nature. (a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs
(in the case of the Executive) and assigns.

          (b) No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale or liquidation of all or substantially all of the assets and business of the Company; provided, that the assignee or transferee is the successor to all or substantially all of the assets and business of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this

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Agreement, either contractually or as a matter of law. In the event of any sale of assets and business or liquidation as described in the preceding sentence, the Company shall use its best efforts to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder and shall cause such assignee or transferee to deliver a legal, valid and enforceable written instrument in form and substance satisfactory to the
Executive and his counsel to such effect.

          (c) No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 17(f).

         13. Representations. The Company represents and warrants that: (a) it is fully authorized by action of the Board of the Company (and of any other
Person or body whose action is required) to enter into this Agreement and to perform its obligations hereunder and upon the execution and delivery of this
Agreement by the Parties, this Agreement shall be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (b) Holdings, Service and Financial are corporations, each duly organized, validly existing and in good standing under the laws of the States of
Wyoming, Wyoming and Maryland, respectively, and each having full corporate power and authority to conduct its business as such businesses are presently conducted.

          (c) The execution and delivery by each of Holdings, Service and
Financial of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which Holdings, Service or Financial is bound, or of any provision of the Certificate of Incorporation (as amended) or By-Laws
(as amended) of Holdings, Service or Financial, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any agreement, instrument or document to which Holdings, Service or Financial is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of Holdings, Service or Financial.

     14. Covenant Not to Compete; Confidentiality. (a) Covenant Not to Compete.

               (i) The Executive agrees that for so long as the Executive is employed by the Company, and for a period of six (6) months after the Term of
Employment, the Executive shall not directly or indirectly:

                    (A) enter into or attempt to enter into a Restricted
Business (as defined below) in the United States or other jurisdictions in which the Company conducts business or is planning to conduct business within the next one (1) year; provided, however, that this clause (A) shall not apply following the expiration of the Term of Employment as a result of a notice from the
Company pursuant to Section 2;

                                       12

                    (B) induce or attempt to persuade any former or then-current employee, agent, manager, consultant or director of the Company to terminate such employment or other relationship in order to enter into any business relationship or business combination with the Executive in competition with the
Company's business; or

                    (C) use contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the business of the
Company.

               (ii) For the purposes of this Section 14, a "Restricted Business"
shall mean a financial guaranty insurance and/or specialized surety business, whether existing or to be formed without regard to is claims-paying ability.

               (iii) The covenants of the Executive set forth in this Section 14 shall be null and void and without any force or effect upon the effective date of any liquidation or dissolution of the Company.

               (iv) The covenants set forth above in this Section 14 shall be construed as a series of separate covenants, one for each county in each of the states of the United States or country outside the United States to which such restriction applies.

               (v) The provisions of this Section 14(a) shall not apply in the case of any termination of the Executive's employment to which Section 9(h)
applies.

          (b) Confidentiality. The Executive acknowledges that he will develop and be exposed to information that is or will be proprietary to the Company, including, but not limited to, customer lists, marketing plans, pricing data, product development plans and other intangible information. Such information shall be deemed confidential to the extent such information is not generally known to the public or in the Company's industry. The Executive agrees to use such information only in connection with the performances of his duties hereunder and to maintain such information in confidence; provided, however, that the Executive may disclose such information when required to by law or by a court, government agency, legislative body or other Person with apparent jurisdiction to order him to divulge, disclose or make accessible such information.

     15. Resolution of Disputes. Any Claim arising out of or relating to this
Agreement, the Executive's employment with the Company or the termination of such employment shall be resolved by binding confidential arbitration, to be held in New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered by either party in any court having jurisdiction thereof. The Company shall promptly pay all reasonable costs and expenses, including without limitation attorneys' fees, incurred by the Executive or his beneficiaries in resolving any such Claim, other than any Claim brought by the
Executive or his beneficiaries that the arbitrator(s) determine to have been brought in bad faith. Pending the resolution of any Claim, the Executive (and his beneficiaries) shall continue to receive all payments and benefits due under this Agreement.

                                       13

     16. Notices. Any notice, consent, demand, request, or other communication given to a Person in connection with this Agreement shall be in writing and shall be deemed to have been given to such Person (a) when delivered personally to such Person or (b), provided that a written acknowledgment of receipt is obtained, two days after being sent by prepaid certified or registered mail, or by a nationally recognized overnight courier, to the address specified below for such Person (or to such other address as such Person shall have specified by 10 days advance notice given in accordance with this Section 16) or (c) in the case of the Company only, on the first business day after it is sent by facsimile to the facsimile number set forth for the Company (or to such other facsimile number as the Company shall have specified by 10 days advance notice given in accordance with this Section 16), with a confirmatory copy sent by certified or registered mail or by overnight courier to the Company in accordance with this
Section 16.

If to the Company to:

American Capital Access Service Corporation
140 Broadway
New York, NY 10005
Attention: General Counsel
Telephone: (212) 375-2000
Facsimile: (212) 375-2100

If to the Executive to:

The Executive's principal residence as shown in the records of the Company with a copy to:

The Executive at the Company's address

and

Gary L. Schoenbrun, Esq.
Dickstein, Shapiro, Morin & Oshinsky LLP
12 East 49th Street, 30th Floor
New York, NY 10017
Telephone: (212) 299-8600
Facsimile: (212) 299-8686.

If to a beneficiary of the Executive to:

The address most recently specified by the Executive or beneficiary through notice given in accordance with this Section 16.

     17. Guarantee of Obligations. Financial and Holdings are each a beneficiary of the services provided by Executive and hereby irrevocably and unconditionally guarantee the performance of all obligations of Service hereunder.

                                       14

     18. Miscellaneous. (a) Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and, as of the Effective Date, supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

          (b) Specific Performance. The parties hereto recognize that it is to the benefit of the Company and the Executive that this Agreement be carried out;
and for those and other reasons, the Executive and the Company would be irreparably damaged if this Agreement is not specifically enforced in the event of a breach hereof. If this Agreement is breached by the Company or the
Executive, the parties hereto hereby agree that remedies at law might be inadequate and that, therefore, such rights and obligations, and this Agreement, shall be enforceable by specific performance on the part of the Company or the
Executive, as applicable. The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies of the parties hereto at law, in equity or under this Agreement.

          (c) Severability. In the event that any provision or portion of this
Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

          (d) Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is set forth in a writing signed by the Parties. No waiver by either Party of any breach of any condition or provision contained in this
Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving Party.

          (e) Headings. The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          (f) Beneficiaries/References. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the
Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

          (g) Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment hereunder.

                                       15

          (h) Governing Law/Jurisdiction. This Agreement shall be governed, construed, performed and enforced in accordance with the laws of the State of
New York, without reference to principles of conflicts of laws.

          (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                               AMERICAN CAPITAL ACCESS
                                               SERVICE CORPORATION

                                               By: /s/  Kathleen G. Cully
                                                  ------------------------------
                                                  Name:    Kathleen G. Cully
                                                  Title:   General Counsel

                                               AMERICAN CAPITAL ACCESS
                                               HOLDINGS, INCORPORATED

                                               By: /s/  Kathleen G. Cully
                                                  ------------------------------
                                                  Name:    Kathleen G. Cully
                                                  Title:   General Counsel

                                               ACA FINANCIAL GUARANTY
                                               CORPORATION

                                               By: /s/  Kathleen G. Cully
                                                  ------------------------------
                                                  Name:    Kathleen G. Cully
                                                  Title:   General Counsel

                                                   /s/ EDWARD U. GILPIN
                                                  ------------------------------
                                                   EDWARD U. GILPIN

                                       16